Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Sec.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of WLG Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2008, as filed with the Securities and Exchange Commission on the date here of (the “Report”), I, Christopher Wood, Chief Executive Officer of the Company and I, David Koontz, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2008

By: /s/ Christopher Wood	By: /s/ David Koontz
Name: Christopher Wood	Name: David Koontz
Title: Chief Executive Officer	Title: Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer) Officer)

This certificatation is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.